UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 18, 2023

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41062	86-1768041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493 6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On May 18, 2023, Mountain Crest Acquisition Corp. V, a Delaware corporation (the “Company”), received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company no longer complies with the requirement to maintain a minimum of 1,100,000 publicly held shares for continued listing on The Nasdaq Global Market, according to the number of publicly held shares reported on its Form 8-K for May 12, 2023.

The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Company has been provided 45 calendar days, or until July 3, 2023, to submit a plan to Nasdaq to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice, or until November 14, 2023, to evidence compliance. If the plan is not accepted, the Company will have the right to appeal, and the Company’s securities would remain listed on The Nasdaq Global Market until completion of the appeal process. To regain compliance, the Company must maintain a minimum of 1,100,000 publicly held shares. Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market.

The Company is currently evaluating various courses of action to regain compliance, and the Company intends to submit a plan with Nasdaq before July 3, 2023 to maintain its Nasdaq listing.

As previously disclosed, on April 3, 2023, the Company received a notice from the Nasdaq, stating that the Company’s listed securities failed to comply with the $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon the Company’s MVLS for the 30 consecutive business days prior to the date of the notice. The Company has submitted its application for the transfer to The Nasdaq Capital Market.

There can be no assurance that the Company will be able to regain compliance with the MVLS requirement, regain compliance with the requirement of minimum of 1,100,000 publicly held shares, maintain compliance with the other Nasdaq continued listing requirements or transfer to The Nasdaq Capital Market.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2023

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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